Exhibit 10.22

OMNIBUS AMENDMENT AGREEMENT

This Omnibus Amendment Agreement (this “Amendment”), dated as of December __, 2021, by and between SLINGER BAG INC., a Nevada corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS:

A. The Company executed that certain Securities Purchase Agreement dated, as of August 6, 2021 (the “Purchase Agreement”);

B. Pursuant to the Purchase Agreement, the Company issued certain Notes (as defined in the Purchase Agreement) to the Purchasers in the form of Exhibit A to the Purchase Agreement;

C. The Company executed and delivered that certain Registration Rights Agreement, dated as of August 6, 2021 (the “RRA”) in connection with the Purchase Agreement;

D. An amendment to the Purchase Agreement requires least a majority of the outstanding principal amount of the Notes;

E. An amendment to the RRA requires the approval of Holders of 67% or more of the then outstanding Registrable Securities; and

F. The Company and the undersigned Purchasers wish to amend the Purchase Agreement and the RRA in certain respects.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Company and the undersigned Purchasers hereby agree as follows:

1. AMENDMENTS.

a. Exhibit A to the Purchase Agreement is hereby deleted and replaced in its entirety with Exhibit A hereto. Any Notes which were issued prior to the date hereof shall be immediately amended and restated in their entirety and shall be, following the date hereof, in the form of Exhibit A attached hereto.

b. Section 1.1 of the Purchase Agreement is hereby amended by adding thereto as a new definition of “Inventory Financing” the following:

“Inventory Financing” means a financing, pursuant to which the applicable lender thereunder will make available to the Company a credit facility not to exceed $4,000,000.00 outstanding at any point in time, the proceeds of which will be used to fund the purchase from vendors of assets in the form of (a) equipment (and related services) and/or (b) inventory, including for resale to customers and which credit facility may be secured by a Lien in favor of the applicable lender solely on the assets acquired with such credit facility and the proceeds thereof.

c. Section 4.18 of the Purchase Agreement is hereby amended by adding at the end thereof before the final period “, it being agreed that the provisions of this Section 4.18 shall not apply to the Qualified Subsequent Financing expected to occur after the date hereof”.

d. Section 4.20 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

4.20 Subsequent Financing Proceeds. The Company shall pay to the Holders of the Notes as a mandatory redemption payment pursuant to Section 6(b) of the Notes, within one (1) day of receipt by the Company of any cash proceeds of a Subsequent Financing, each Holder’s Pro Rata Portion of twenty five percent (25%) of the gross proceeds received by the Company from any Subsequent Financing (with does not include any Exempt Issuance (as defined in the Notes)) which such amount for the avoidance of doubt shall not exceed any amounts outstanding under such Holder’s respective Note; provided that the provisions of this Section 4.20 shall not apply to (i) in respect of any Holder to the extent that such Holder is an investor or a purchaser of the securities offered pursuant such Subsequent Financing, and (ii) with respect to an Inventory Financing.

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e. Section 4 of the Purchase Agreement is hereby amended adding at the end thereof the following as a new Section 4.21:

4.21. Most-Favored Nation. So long as any of the Notes are outstanding, upon any issuance by the Company or any of its subsidiaries of any new security, with any term that a majority of the holders of the outstanding Principal Amount of Notes, reasonably believe is more favorable to the holder of such security or with a term in favor of the holder of such security that a majority of the holders of the outstanding Principal Amount of Notes reasonably believe was not similarly provided to the Purchasers in the Notes, the Warrant, or under this Agreement, then (i) the Company shall notify each Purchaser of such additional or more favorable term within one (1) business day of the issuance or amendment (as applicable) of the respective security, and (ii) such term, at the option of a majority of the holders of the outstanding Principal Amount of Notes, shall become a part of the Transaction Documents (regardless of whether the Company complied with the notification provision of this Section). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, and original issue discounts. If a majority of the holders of the outstanding Principal Amount of Notes elects to have the term become a part of the Transaction Documents, then the Company shall immediately deliver acknowledgment of such adjustment to the Purchaser (the “Acknowledgment”) within one (1) business day of Company’s receipt of request from Investor (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

f. The definition “Effectiveness Date” in Section 1 of the RRA is hereby deleted in its entirety and replaced with the following:

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, January 31, 2022; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

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g. Section 2(d) of the RRA is hereby deleted in its entirety and replaced with the following:

(d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act within ten (10) calendar days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, subject to a delay of up to an additional thirty (30) calendar days while circumstances exist that would entitle the Company to an Allowed Delay with respect to suspension of the use of a Prospectus, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, subject to a delay of up to an additional thirty (30) calendar days while circumstances exist that would entitle the Company to an Allowed Delay with respect to suspension of the use of a Prospectus, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities (including due to an Allowed Delay), in either case for more than thirty (30) Trading Days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purposes of clauses (ii), (iii) and (v), the date on which the applicable time period is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of the date that (1) the applicable Event is cured and (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner-of-sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement multiplied by the proportion of (A) the Securities held by such Holder for which a Registration Statement has not been declared effective to (B) the total number of Securities purchased pursuant to the Purchase Agreement. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, (1) no liquidated damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any liquidated damages accruing prior to the Effectiveness Date), and (2) the maximum aggregate liquidated damages payable to the Holders under this Agreement shall be 8.0% of the aggregate Subscription Amount paid pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities that are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the additional Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(d) shall once again apply, if applicable. In such case, the liquidated damages shall be calculated to only apply to the percentage of Registrable Securities that are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Date for a Registration Statement shall be extended without default or liquidated damages hereunder in the event that the Company’s failure to obtain the effectiveness of such Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Date would be extended with respect to Registrable Securities held by such Purchaser).

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2. CONSIDERATION. As consideration for entering into this Amendment, the outstanding principal balance of the Existing Note (as defined herein) held by each Purchaser that is signatory hereto, shall be increased by twenty percent (20%) and such increased principal balance shall be reflected on the Replacement Note (as defined herein) issued to such Purchaser.

3. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

b. Replacement Notes. Simultaneously with the execution hereof, the Company shall issue to each Purchaser an executed Note (each, a “Replacement Note”) in the form attached hereto as Exhibit A in replacement of the Note held prior to the date hereof by such Purchaser (each, an “Existing Note”). Upon issuance of each such Replacement Note to a Purchaser, such Purchaser’s Existing Note shall be deemed cancelled and replaced by such Purchaser’s Replacement Note.

c. Capitalized Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the RRA or Purchase Agreement, as applicable.

d. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

e. Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

g. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

SlINGER BAG INC.

By:
Name:	Mike Ballardie
Title:	Chief Executive Officer

[Purchaser Signature Page Follows]

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[SIGNATURE PAGE OF PURCHASER TO SLBG AMENDMENT NO. 1 TO RRA]

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory: